Peter G. Wells
Direct Phone: (403) 267-8349
E-mail: peter.wells@macleoddixon.com

Deborah Morris
Collections Paralegal
Direct Phone: (403) 267-8381
E-mail: deborah.morris@macleoddixon.com

December 14, 2001

Via Registered Mail

Proteus Environmental Systems Inc.
510, 138 - Fourth Avenue SW
Calgary, Alberta
T2G 4Z6

Dear Sirs:

Re: Notice of Retention of Collateral Pursuant to Section 62 of the *Personal Property Security Act*

Please be advised that we are the solicitors for Global Tech Inc. ("Global"). Global intends to retain all collateral, as set out below, pursuant to a General Security Agreement between Proteus Environmental Systems Inc. ("Proteus") and Global registered at the Alberta Personal Property Registry as Instrument No. 00053130811. The particulars of the proposal are as follows:

1. Secured Party: Global Tech Inc.

2. Debtors: Proteus Environmental Systems Inc.

3. Parties Entitled to Notice:

   Proteus Environmental Systems Inc., Tom Capital Associates Inc., Oyen Wiggs Green & Mutala, Finnie Hauling & Storage Ltd., and 608412 Saskatchewan Ltd.

4. Description of the Collateral:

   (a) Intangibles - all intangible property and not included in paragraph 10 below including without limitation, all contractual rights and insurance claims, patents, trademarks, trade names, goodwill, copyrights and other industrial property of Proteus.

(b) Proceeds - all of Proteus' property in any form derived directly or indirectly from any use or dealing with the Collateral or that indemnifies or compensates for Collateral destroyed or damaged.

(c) Books & Records - all of Proteus' deeds, documents, writings, papers, books of account and other books relating to or being records of debts, chattel paper or documents of title or by which such are or may hereafter be secured, evidenced acknowledged or made payable.

(d) Equipment - all tools, machinery, equipment, furniture, plants, fixtures, and other tangible personal property, vehicles, fixed goods and chattels other than inventory (described below) and any other property or assets of the kind, nature or description of the property or assets particularly described and for the same consideration Proteus hereby grants, bargains, assigns and transfers to Global Tech Inc. a first floating charge, as and by way of a continuing security interest over:

(e) Inventory - all goods and chattels now or hereafter forming the inventory of Proteus of whatever kind and wherever located, including, without limitation, all goods, merchandise, raw material, work in process, finished goods and chattels held for sale, lease or resale, or furnished or to be furnished under contracts for service or used and consumed in the business of Proteus goods used in or procured for packing or packaging, timber cut or to be cut, oil, gas, and mineral extracted or to be extracted, all livestock and the young thereof after conception and all crops which become such within one year after the date of execution of the Agreement (all) of which goods and chattels are hereinafter collectively called "Inventory".

(f) Real Estate - all real and immovable property, both freehold and leasehold, now or hereafter owned or acquired by Proteus, together with all buildings, erections, improvements and fixtures situate thereupon or used in connection therewith, including any lease, verbal or written or any agreement therefore, (all of which property is hereinafter collectively called "Real Estate") provided, however, the last day of any term of any such lease, verbal or written or any agreement therefore now held or hereafter held by Proteus, is excepted out of the Real Estate charged by this Agreement, but should such charge become enforceable Proteus shall thereafter stand possessed of any such reversion upon trust to assign and dispose thereof as Proteus may direct; and

(g) Other Property - the undertaking and all other property and assets of Proteus for the time being of whatsoever nature and kind both present and future including without limiting the generality of the foregoing, uncalled capital, moneys, rights, franchises, negotiable and non-negotiable instruments, judgments and securities (all of which are hereinafter collectively called "Other Property"), other than that which is at any and all times validly subject to the first, fixed and specific mortgage and charge hereby created or subject to the assignment set forth in paragraph 10.

10. General Assignment of Book Debts - Proteus for good and valuable consideration assigns, transfers, and sets over unto Global all debts, accounts,

choses in action, claims, demands, and moneys now due or owing, or accruing and due or which may hereafter become due or owing to Proteus, including (without limiting the foregoing) claims against the Crown in the right of Canada or of any province, moneys which may become payable under any policy of insurance in respect of any loss by fire or other causes which has been or may be incurred by Proteus (collectively called "Book Debts"), together with all contracts, securities, bills, notes, lien notes, judgments, chattel mortgages, mortgages, and all other rights, benefits and documents now or hereafter taken, vested in or held by Proteus which Proteus now has or may at anytime thereafter have against any person or persons, firm or corporation in respect thereof. Proteus further hereby covenants, promises, and agrees to and with Global to well and truly execute or cause to be executed all or any such further or other documents or documents as shall or may be required by Global to more completely or fully vest in Global the Book Debts hereby assigned or intended so to be and the right to receive the said moneys or to enable Global to or recover same and will from time to time prepare and deliver to Global all deeds, books, vouchers, promissory notes, bills of exchange, accounts, letters, invoices, papers and all other documents in any way relating to the Book Debts. Provided that this assignment is and shall be a continuing collateral security to Global of the Obligations. All money or any other form of payment received by Proteus in payment of any Book Debts shall be received and held by Proteus in trust for Global.

5. Further collateral seized on August 1, 2001:

(a) two legal sized filing cabinets;

(b) one HP Laser Printer;

(c) files and corporate records and documents

(d) Enervac Corp. electrical box, serial number 2330640195;

(e) 100 PSI tanks serial numbers 941033 and serial number 941034;

(f) one Ditek Serge Protector, serial number DX-4747;

(g) two skids of miscellaneous electrical equipment;

(h) one Ingersol Rand compressor T30 with air filter complete and Baldor motor, serial number 32170953;

(i) one Moyno 500 Processing Cauity pump, serial number 33101 with Baldor motor, serial number W896;

(j) one pump motor model C48B04B67, serial number 7C95;

(k) all electrical tracking;

(l) three boxes of miscellaneous electrical supplies

(m) one Danby refrigerator, serial number 00163

(n) five yellow chemical storage tanks, 2250 gallon;

(o) two white surge tanks on blue metal stands;

(p) one blue metal pole - Proteus MEB 1600-2;

(q) one alum feed tank on blue metal stand;

(r) one blue metal stand with pump, serial number 0935;

(s) one aluminum storage tank;

(t) one GB fiberglass tank, serial number W12915560;

(u) other miscellaneous equipment;

(v) Canadian Patent Application No. CA2277922; and

(w) United States Patent 5904855.

6. Amount required to satisfy the obligation secured by the security interest: $220,000.00, plus interest.

7. Amount of applicable estimated expenses $8651.11.

8. The secured party proposes to take the collateral in satisfaction of the obligation secured pursuant to Section 62 of the *Personal Property Security Act*.

9. Upon payment of the amounts due, above, in clauses 5 and 6, $228,651.11 plus interest, any person entitled to receive this Notice may redeem the collateral.

10. Unless the collateral is redeemed toward the security statement the Security Agreement is reinstated, or unless any person entitled to receive the notice gives to the secured party an effective written notice of objection no later than 15 days after receiving notice of the secured party's proposal herein, the secured party shall be entitled to retain the collateral free of all rights and interests of the debtor and any other person entitled to receive notice of the secured party's proposal herein.

Yours truly,

MACLEOD DIXON LLP

Peter G. Wells

PGW/dm